Exhibit 99.2

GAP INC. ANNOUNCES NEW $2 BILLION SHARE REPURCHASE AUTHORIZATION

AND PLANS TO INCREASE DIVIDEND FOR 2011

Company Returns Over $10 Billion in Share

Repurchases and Dividends since 2004

SAN FRANCISCO – FEBRUARY 24, 2011 – Gap Inc. (NYSE: GPS) today announced that its Board of Directors approved several decisions that underscore the company’s financial health and commitment to delivering value to its shareholders.

Gap Inc.’s Board of Directors approved an additional $2 billion share repurchase authorization and a plan to increase the annual dividend per share by 13 percent, from $0.40 in 2010 to $0.45 for fiscal year 2011. The first quarterly dividend of $0.1125 per share was declared for payment on or after April 27, 2011 to shareholders of record at the close of business on April 6, 2011. Additional quarterly dividends are expected to be paid in July, October and January.

“Since 2004, we’ve returned over $10 billion in cash to shareholders, with $2.2 billion in 2010 alone,” said Sabrina Simmons, executive vice president and chief financial officer, Gap Inc. “Today’s announcement reinforces our commitment to delivering shareholder value using cash distribution as an important component.”

During the fourth quarter of fiscal year 2010, the company repurchased about 28 million shares for $598 million.

Forward-Looking Statements

This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	Delivering value to shareholders;
•	share repurchases; and
•	dividend amounts and timing in fiscal year 2011.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences;
•	the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company's financial performance or strategies;
•	the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors;
•	the risk that the company will be unsuccessful in identifying and negotiating new store locations and renewing or modifying leases for existing store locations effectively;
•	the risk that comparable store sales and margins will experience fluctuations;
•	the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives;
•	the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods;

•	the risk that changes to the company’s information technology systems may disrupt its operations;
•

the risk that trade matters, sourcing costs, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations, or impact the company’s financial results;

•	the risk that the company’s efforts to expand internationally may not be successful and could impair the value of its brands;
•	the risk that the company’s franchisees will be unable to successfully open, operate and grow the company’s franchised stores;
•

the risk that acts or omissions by the company’s third party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on the company’s reputation or operations;

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition and results of operations;
•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and
•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, expenses, and/or planned strategies.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010. Readers should also consult the company’s quarterly report on Form 10-Q for the fiscal quarter ended October 30, 2010.

Forward-looking statements are based on information as of February 24, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-owned stores, about 175 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Aina Konold

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com